Exhibit 99.1

Agrify Receives Positive Nasdaq Listing Determination

TROY, Michigan, Jan. 30, 2024 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced that the Company has received formal notification that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on The Nasdaq Capital Market pursuant to an extension through April 15, 2024, to evidence compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires listed companies to have a stockholders’ equity of at least $2.5 million for continued listing on The Nasdaq Capital Market.

The Company earlier received notice from the Listing Qualifications Staff of Nasdaq indicating that the Company no longer satisfied the Rule and was therefore subject to delisting. In response, the Company timely requested a hearing before the Panel, which request stayed any further action by the Staff. The hearing was held on January 11, 2024.

As previously reported by the Company, CP Acquisitions LLC (the “New Lender”), an entity affiliated with and controlled by Raymond Chang, Chief Executive Officer of the Company and a member of its Board of Directors (the “Board”), and I-Tseng Jenny Chan, a member of the Board, purchased from an institutional investor (the “Prior Lender”) the outstanding notes held by such investor, and such debt was consolidated together with the debt previously held by the New Lender into a convertible note and approximately $3.9 million of the outstanding debt has been converted into equity at a conversion price per share equal to $1.46, or 212% of the closing price of the Company’s common stock at the day of conversion. Furthermore, as previously announced, on November 30, 2023, the New Lender forgave $1,000,000 in debt owed by the Company.

As of today’s date, pursuant to notices of exercise received from the Prior Lender, the Company issued an aggregate of 2,685,629 shares of common stock, an increase of 210,000 shares of common stock from the prior January 25, 2024 announcement by the Company.

Additionally, the Company continues to settle and resolve various prior legal and trade payables in order to reduce the outstanding liabilities and improve the equity position of the Company.

About Agrify

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs), enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI (return on investment) at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless extraction, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit our website at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding the Company’s ability to maintain or regain compliance with The Nasdaq Capital Market listing requirements and to remain listed on Nasdaq and the Company’s improvement of its equity position, ability to reduce its outstanding debt or liabilities. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 that was filed with the SEC on November 28, 2023, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Agrify Investor Relations

IR@agrify.com

(857) 256-8110